                                                                     EXHIBIT 4.8

                                 CompUSA Inc.,

                                   as Issuer,

                                CompFinance Inc.

                                CompService Inc.

                                 CompTeam Inc.

                            CompUSA Holdings II Inc.

                               PCs Compleat, Inc.

                            CompUSA Holdings I Inc.

                              CompUSA Stores L.P.

                            CompUSA Holdings Company

                                      and

                           CompUSA Management Company

                                 as Guarantors,

                                      and

                       U.S. TRUST COMPANY OF TEXAS, N.A.,

                                   as Trustee

                             ----------------------

                          FIFTH SUPPLEMENTAL INDENTURE

                           Dated as of June 14, 1996

                             ----------------------

     Supplement to Indenture dated as of June 17, 1993, among CompUSA Inc., as Issuer, Compudyne Products, Inc., Compudyne Direct, Inc., CompFinance Inc., and CompService Inc., as Guarantors and U.S. Trust Company of Texas, N.A., as Trustee, relating to CompUSA Inc.'s $110,000,000 principal amount of 9 1/2% Senior Subordinated Notes due 2000

                         FIFTH SUPPLEMENTAL INDENTURE
                         ----------------------------


     FIFTH SUPPLEMENTAL INDENTURE, dated as of June 14, 1996, among CompUSA Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Issuer"), CompUSA Management Company and CompUSA Holdings Company, both business trusts duly organized and existing under the laws of the State of Delaware, CompUSA Stores L.P., a limited partnership duly organized and existing under the laws of the State of Texas, and CompFinance Inc., CompService Inc., CompTeam Inc., CompUSA Holdings II Inc., PCs Compleat, Inc., and CompUSA Holdings I Inc., all corporations duly organized and existing under the laws of the State of Delaware (collectively, the "Guarantors"), and U.S. TRUST COMPANY OF TEXAS, N.A., a national banking association duly organized and existing under the laws of the United States (the "Trustee"), as Trustee under the Indenture hereinafter mentioned.

                                  WITNESSETH:
                                  ----------

     WHEREAS, the Issuer, CompFinance Inc., CompService Inc., Compudyne Products, Inc. and Compudyne Direct, Inc., heretofore executed and delivered to the Trustee an Indenture dated as of June 17, 1993 (the "Indenture"), providing for the issuance of $110,000,000 principal amount of the Issuer's 9 1/2% Senior Subordinated Notes due 2000 (the "Securities"); and

     WHEREAS, Compudyne Products, Inc. and Compudyne Direct, Inc. have been merged with and into the Issuer and are therefore no longer in existence; and

     WHEREAS, the Issuer, CompFinance Inc., CompService Inc. and CompTeam Inc. heretofore executed and delivered to the Trustee the First Supplemental Indenture dated as of December 1, 1995, by which CompTeam Inc. was added as a Guarantor of the Indenture; and

     WHEREAS, the Issuer, CompFinance Inc., CompService Inc., CompTeam Inc. and CompUSA Holdings II Inc. heretofore executed and delivered to the Trustee the Second Supplemental Indenture dated as of February 7, 1996, by which CompUSA Holdings II Inc. was added as a Guarantor of the Indenture; and

     WHEREAS, the Issuer, CompFinance Inc., CompService Inc., CompTeam Inc., CompUSA Holdings II Inc. and Snowstorm Merger Corp. heretofore executed and delivered to the Trustee the Third Supplemental Indenture dated as of May 14, 1996, by which Snowstorm Merger Corp. was added as a Guarantor of the Indenture; and

     WHEREAS, Snowstorm Merger Corp. has been merged with and into PCs Compleat, Inc. and is therefore no longer in existence; and

     WHEREAS, the Issuer, CompFinance Inc., CompService Inc., CompTeam Inc., CompUSA Holdings II Inc. and PCs Compleat, Inc. heretofore executed and delivered to the Trustee the Fourth Supplemental Indenture dated as of May 30, 1996, by which PCs Compleat, Inc. was added as a Guarantor of the Indenture; and

     WHEREAS, CompUSA Holdings I Inc., CompUSA Management Company, CompUSA Stores L.P. and CompUSA Holdings Company are newly formed, wholly owned subsidiaries of the Issuer and wish to guarantee the Issuer's obligations with respect to the Securities; and

     WHEREAS, Section 9.01 of the Indenture, "Amendments -- Without Consent of Securityholders", provides that provisions of the Indenture may be amended or supplemented without the consent of the Holders with respect to certain matters therein identified; and

     WHEREAS, CompUSA Holdings I Inc., CompUSA Management Company, CompUSA Stores L.P. and CompUSA Holdings Company desire in and by this Fifth Supplemental Indenture to guarantee the obligation of the Issuer to pay the principal and interest on the Securities; and

     WHEREAS, all conditions necessary to authorize the execution and delivery of this Fifth Supplemental Indenture and to make this Fifth Supplemental Indenture valid and binding have been complied with or have been done or performed;

     NOW, THEREFORE, in consideration of the above premises, and in order to comply with the terms of the Indenture, the Issuer and the Guarantors covenant with the Trustee as follows:

                                  ARTICLE ONE
                                  DEFINITIONS

     Section 1.01.  For all purposes of the Indenture and this Fifth
     ------------
Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Fifth Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

     (b) capitalized terms used but not defined herein shall have the meaning assigned to them in the Indenture.

                                  ARTICLE TWO
                            AMENDMENT AND SUPPLEMENT

     Section 2.01.  The definition of "Guarantor," which follows the definition
     ------------
of "Guarantee" in Section 1.01 of the Indenture, is hereby deleted and replaced with the following new definition:

          "Guarantor" means each of CompFinance Inc., CompService Inc., CompTeam Inc., CompUSA Holdings II Inc., PCs Compleat, Inc., CompUSA Holdings I Inc., CompUSA Management Company, CompUSA Stores L.P., CompUSA Holdings Company and any other direct or indirect Subsidiary of the Company that executes a Subsidiary Guarantee after the date hereof, and their respective successors or assigns.

     Section 2.02.  CompUSA Holdings I Inc., CompUSA Management Company, CompUSA
     ------------
Stores L.P. and CompUSA Holdings Company hereby agree to be bound by all of the terms and conditions of the Indenture as Guarantors and to execute such documents, including without limitation a written Guarantee, as shall be necessary to evidence their status as Guarantors. CompUSA Holdings I Inc.'s obligations undertaken pursuant to this Fifth Supplemental Indenture shall be effective as of February 7, 1996. CompUSA Management Company's obligations undertaken pursuant to this Fifth Supplemental Indenture shall be effective as of May 31, 1996. CompUSA Stores L.P.'s obligations undertaken pursuant to this Fifth Supplemental Indenture shall be effective as of June 3, 1996. CompUSA Holdings Company's obligations undertaken pursuant to this Fifth Supplemental Indenture shall be effective as of June 14, 1996.

                                 ARTICLE THREE
                                 MISCELLANEOUS

     Section 3.01.  Except as amended by the First Supplemental Indenture, the
     ------------
Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and this Fifth Supplemental Indenture, the Indenture remains in full force and effect in accordance with its terms.

     Section 3.02.  The Trustee accepts the modification of the Indenture
     ------------
effected by this Fifth Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Issuer. The Trustee makes no representation and shall have no responsibility as to the validity of this Fifth Supplemental Indenture.

     Section 3.03.  In case any provision in this Fifth Supplemental Indenture
     ------------
shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Fifth Supplemental Indenture or the Indenture shall not in any way be affected or impaired thereby.

     Section 3.04.  This Fifth Supplemental Indenture shall be governed by and
     ------------
construed in accordance with the laws of the jurisdiction which governs the Indenture and its construction.

     Section 3.05.  This Fifth Supplemental Indenture may be executed in any
     ------------
number of counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 3.06.  The addresses for any notice or communication to CompUSA
     ------------
Holdings I Inc., CompUSA Management Company, CompUSA Holdings Company and CompUSA Stores L.P. are:

          CompUSA Holdings I Inc.
          14951 North Dallas Parkway
          Dallas, Texas  75240

          Attention:  President


          CompUSA Management Company
          14951 North Dallas Parkway
          Dallas, Texas  75240

          Attention:  President


          CompUSA Holdings Company
          14951 North Dallas Parkway
          Dallas, Texas  75240

          Attention:  President


          CompUSA Stores L.P.
          14951 North Dallas Parkway
          Dallas, Texas  75240

          Attention:  President of General Partner

     IN WITNESS WHEREOF, the Issuer, the Guarantors and the Trustee have caused their names to be signed hereto by their respective officers thereunder duly authorized and their respective corporate seals, duly attested, to be hereunto duly affixed, all as of the day and the year first above written.



                                    CompUSA Inc.

[SEAL]
                                    By:
                                        --------------------------------
                                    Name:   Robyn Gatch-Priest
Attest:                             Title:  Vice President-Controller
                                              and Assistant Treasurer

- -------------------------------


                                    CompFinance Inc.

[SEAL]
                                    By:
                                        --------------------------------
                                    Name:   Joan Dobrynski
Attest:                             Title:  President


- -------------------------------


                                    CompService Inc.

[SEAL]
                                    By:
                                        --------------------------------
                                    Name:   Joan Dobrynski
Attest:                             Title:  President


- -------------------------------


                                    CompTeam Inc.

[SEAL]
                                    By:
                                        --------------------------------
                                    Name:   Melvin D. McCall
Attest:                             Title:  Senior Vice President-
                                              Human Resources

- -------------------------------

                                    CompUSA Holdings II Inc.

[SEAL]
                                    By:
                                        --------------------------------
                                    Name:   Melvin D. McCall
Attest:                             Title:  Senior Vice President-
                                              Human Resources

- -------------------------------



                                    PCs Compleat, Inc.

[SEAL]
                                    By:
                                        --------------------------------
                                    Name:   Mark R. Walker
Attest:                             Title:  Vice President-
                                              Asst-Secretary

- -------------------------------



                                    CompUSA Holdings I Inc.

[SEAL]
                                    By:
                                        --------------------------------
                                    Name:   Melvin D. McCall
Attest:                             Title:  Senior Vice President-
                                              Human Resources

- -------------------------------



                                    CompUSA Management Company

[SEAL]
                                    By:
                                        --------------------------------
                                    Name:   James E. Skinner
Attest:                             Title:  Executive Vice President-
                                              Finance and Treasurer

- -------------------------------

                                    CompUSA Stores L.P.

[SEAL]                              By:  CompUSA Inc., General Partner


                                    By:
                                        --------------------------------
                                    Name:   Harold F. Compton
Attest:                             Title:  Executive Vice President
                                              and Chief Operating Officer

- -------------------------------


                                    CompUSA Holdings Company

[SEAL]
                                    By:
                                        --------------------------------
                                    Name:   James F. Halpin
Attest:                             Title:  President


- -------------------------------



                                    U.S. Trust Company of Texas, N.A.

[SEAL]
                                    By:
                                        --------------------------------
                                    Name:
Attest:                             Title:


- -------------------------------